UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2014

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b)  On January 22, 2014, Darren J. Milliken officially provided Accuray Incorporated (the “Company”) with notice of his intent to resign from his position as Senior Vice President, General Counsel and Corporate Secretary of the Company, which resignation will be effective on February 2, 2014. Mr. Milliken resigned to pursue another opportunity at ForeScout Technologies Incorporated, a non-competing company in the Cyber Security industry.  Mr. Milliken’s resignation was not a result of any disagreement with the Company or its Board of Directors, or any matter relating to the Company’s operations, policies or practices. Mr. Milliken and the Company have agreed that Mr. Milliken will provide consulting services to the Company following his departure, including transition assistance, for approximately 3 months.

Alaleh Nouri has agreed to serve as Interim General Counsel and Corporate Secretary of the Company effective on February 3, 2014. Ms. Nouri has served as the Company’s Vice President, Associate General Counsel since December 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: January 28, 2014	By:	/s/ Gregory Lichtwardt
Gregory Lichtwardt
Executive Vice President, Operations Chief Financial Officer